Calculation of Filing Fee Tables
S-8
Edgewise Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the 2021 Employee Stock Purchase Plan	Other	1,008,000	$ 26.01	$ 26,218,080.00	0.0001381	$ 3,620.72
2	Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the 2021 Equity Incentive Plan	Other	5,040,000	$ 30.59	$ 154,173,600.00	0.0001381	$ 21,291.37
Total Offering Amounts:						$ 180,391,680.00		$ 24,912.09
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 24,912.09
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 ("Registration Statement") shall also cover any additional shares of the Registrant's common stock, $0.0001 par value per share ("Common Stock"), that become issuable under the Registrant's 2021 Employee Stock Purchase Plan (the "ESPP") by reason of an event such as any stock split, stock dividend or similar adjustment effected without the Registrant's receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. Reflects an automatic annual increase of 1,008,000 on January 1, 2026 to the number of shares of Registrant's Common Stock reserved for issuance under the ESPP, which annual increase is provided for in the ESPP. Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $30.59 per share, which represents the average of the high and low price per share of the Registrant's Common Stock on April 30, 2026, as reported on the Nasdaq Global Select Market, which date is within five business days prior to the filing of this Registration Statement. Pursuant to the ESPP, the purchase price of the shares of the Registrant's Common Stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value on (i) the first trading day of the offering period or (ii) the purchase date.

[2]	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Registrant's 2021 Equity Incentive Plan (the "2021 Plan") by reason of an event such as any stock split, stock dividend or similar adjustment effected without the Registrant's receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. Reflects an automatic annual increase of 5,040,000 on January 1, 2026 to the number of shares of Registrant's Common Stock reserved for issuance under the 2021 Plan, which annual increase is provided for in the 2021 Plan. Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $30.59 per share, which represents the average of the high and low prices of the Registrant's Common Stock on April 30, 2026, as reported on the Nasdaq Global Select Market, which date is within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources